    NEWS RELEASE

At RF Micro Devices                                                 At the Financial Relations Board
Dean Priddy                        Doug DeLieto                     Joseph Calabrese
Chief Financial Officer       VP, Investor Relations         (212) 827-3772
(336) 931-7975                   (336) 678-5091

For Immediate Release
October 25, 2005

          RF MICRO DEVICES ACHIEVES RECORD SECOND QUARTER REVENUE
                 AND PROVIDES RECORD QUARTERLY REVENUE GUIDANCE

Quarterly Highlights:

  Record Second Quarter Revenue Of $177.0 Million
  Record Sales Of POLARIS™ TOTAL RADIO™ Solutions Exceed 10% Of Quarterly Revenue
  Record Sales Of Bluetooth® Products Grow Approximately 50%
  September Per Share Results Total $0.03 On A GAAP Basis And $0.04 On A Pro Forma Basis
  RFMD Currently Expects December Quarterly Revenue Will Increase Sequentially 16% - 20%, Representing Record Quarterly Revenue Of $205 Million To $212 Million
  RFMD Currently Expects December Quarterly Earnings Per Share To Be $0.05 - $0.06 On A GAAP Basis And Approximately $0.07 On A Pro Forma Basis

Greensboro, NC, October 25, 2005 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2006 second quarter ended September 30, 2005.

Financial Results

Revenue for the quarter was $177.0 million, an increase of 18.7% versus revenue of $149.1 million for the corresponding quarter of fiscal 2005, and a sequential increase of 11.1% versus revenue of $159.4 million for the prior quarter ended June 30, 2005.  The increase in quarterly revenue reflected cellular market share gains and strength in the handset industry, driven mainly by tier-one handset manufacturers.

Gross profit for the quarter was $63.7 million, an increase of 29.9% versus $49.1 million for the prior year period, and a sequential increase of approximately 17.4% from $54.3 million for the quarter ended June 30, 2005.  Gross profit margin was 36.0%, versus 32.9% in the corresponding quarter of fiscal 2005 and 34.1% for the prior quarter ended June 30, 2005.  The year-over-year increase in gross profit margin was primarily attributable to increased volumes and higher final test yields, offset in part by expenses attributable to several aggressive new product ramps.

Net income calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended September 30, 2005 was $5.9 million, or $0.03 per diluted share, compared with a GAAP net loss of ($6.7) million, or ($0.04) per diluted share, for the quarter ended September 30, 2004.  This compares sequentially to a GAAP net loss of ($2.7) million, or ($0.01) per diluted share, for the prior quarter ended June 30, 2005.

In addition to reporting net income (loss) and net income (loss) per share in accordance with GAAP, RFMD separately reports these items on a non-GAAP basis, referred to as pro forma, in order to exclude the effect of certain non-recurring, non-cash and unusual items.  For the purposes of this press release, all references to pro forma results reflect non-GAAP financial information.  In the quarter ended September 30, 2005, pro forma results excluded an aggregate of approximately $2.6 million in non-cash expenses related to amortization of deferred stock-based compensation, the effect of variable accounting associated with the Company's option exchange program and amortization of transaction-related intangibles, and $0.2 million related to the discontinuation of the Company's WLAN chipset development efforts.  A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

After excluding these items, pro forma net income for the quarter ended September 30, 2005 was $8.7 million, or $0.04 per diluted share.  This compares with pro forma net loss of ($3.0) million, or ($0.02) per diluted share, for the quarter ended September 30, 2004, and pro forma net income of $2.8 million, or $0.01 per diluted share, for the prior quarter ended June 30, 2005.

In the quarter ended September 30, 2004, pro forma results excluded approximately $3.6 million in non-cash expenses related primarily to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.  In the prior quarter ended June 30, 2005, pro forma results excluded approximately $1.4 million in non-cash expenses related to amortization of deferred stock-based compensation and amortization of transaction-related intangibles, a $0.9 million credit related to the discontinuation of the Company's internal WLAN chipset development efforts and a previously reported $5.0 million cash payment to a top-tier customer due to production delays related to the Company's POLARIS™ TOTAL RADIO™ Module.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations.  RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Business Outlook And Financial Guidance

RF Micro Devices believes the handset market is strong and expects demand for handsets will grow in the December quarter.  Additionally, the Company believes it is taking share in the markets for cellular power amplifiers and cellular transceivers.

RF Micro Devices currently expects revenue in the range of $205 million to $212 million in the December 2005 quarter, representing sequential growth of approximately 16% to 20%.  Additionally, the Company currently anticipates quarterly GAAP net income in the range of $0.05 to $0.06 per share, assuming no impact of variable accounting associated with the recent option exchange program, which is difficult to predict because it is dependent on the change in the Company's stock price during the quarter.  Quarterly pro forma net income is currently projected to be approximately $0.07 per share.

Comments From Management

Bob Bruggeworth, president and CEO of RF Micro Devices, said, "During the September quarter, we experienced record order activity, driven by increased demand for our power amplifiers, POLARIS™ TOTAL RADIO™ transceiver chipsets and Bluetooth® products.  We believe we increased our global leadership in the power amplifier market in the September quarter, and we expect to expand our global leadership in the December quarter through shipments of our transmit modules to multiple tier-one customers.

"In the transceiver market, shipments of our POLARIS™ TOTAL RADIO™ cellular transceivers increased for the fifth consecutive quarter, and POLARIS transceiver chipset shipments exceeded ten percent of revenue for the first time in Company history.  Based on backlog and customer forecasts from multiple customers, we currently expect sequential growth in December of both our POLARIS 2 and POLARIS™ TOTAL RADIO™ Module solutions.  We expect to achieve record revenue in the December quarter, as market share gains and new product cycles translate into incremental semiconductor content in next-generation wireless devices.  Beyond the December quarter, we currently expect our POLARIS family of products will continue to grow sequentially in the March quarter, positioning RFMD to partially offset typical handset seasonality."

Dean Priddy, CFO and vice president of administration, said, "Our strategy of increasing dollar content within the handset is working, as demonstrated by 11% sequential revenue growth in the September quarter and 16% - 20% projected sequential revenue growth in the December quarter.  Gross profit increased 17% sequentially in the September quarter, and we returned to profitability on a GAAP basis. December quarterly net income is expected to approximately double over the September quarter, even after considering the effect of an estimated 12 percentage-point increase in our effective tax rate."

RF Micro Devices will conduct a conference call at 5:00 p.m. ET today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.earnings.com or www.rfmd.com (under Investor Info).  The call will also be available live by dialing 480-248-5081, and a replay will be available by dialing (303) 590-3000 and entering pass code 11041687.

About RF Micro Devices

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, our assembly facility and our test, tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust  production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARISTM TOTAL RADIOTM are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

Financial Tables Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004

Total revenue	$177,003	$149,107	$336,388	$314,881

Costs and expenses:
Cost of goods sold	113,255	100,040	218,329	200,927
Research and development	39,461	37,143	78,174	72,489
Marketing and selling	12,079	11,407	24,135	22,539
General and administrative	6,497	5,338	13,165	11,174
Other operating expense (income)	166	453	(684)	7,056

Total costs and expenses	171,458	154,381	333,119	314,185

Operating income (loss)	5,545	(5,274)	3,269	696
Loss in equity method investee	-	-	-	(1,761)
Other income (expense), net	641	(1,173)	553	(2,364)

Income (loss) before income taxes	$6,186	$(6,447)	$3,822	$(3,429)
Income tax expense	(249)	(220)	(602)	(225)

Net income (loss)	$5,937	$(6,667)	$3,220	$(3,654)

Net income (loss) per share, diluted	$0.03	$(0.04)	$0.02	$(0.02)

Weighted average outstanding diluted shares	192,195	186,639	191,315	186,513

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004

GAAP net income (loss)	$5,937	$(6,667)	$3,220	$(3,654)

Tax-effected adjustments:
Amortization of deferred stock compensation	1,892	948	2,938	2,812
Compensation expense for options subject to variable accounting	282	-	282	-
Amortization of intangible assets	441	1,649	807	3,266
Discount and issuance cost write-off related to the extinguishments of the 3.75% convertible debt	-	642	-	642
In process research and development charge	-	-	-	6,201
Customer related payment	-	-	5,000	-
Discontinuation of WLAN chipset development efforts/(adjustment)	166	-	(684)	-
Impairment charge	-	391	-	391
Pro forma net income (loss)	8,718	(3,037)	11,563	9,658

Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	1,035	-	-	-
Pro forma net income (loss) plus assumed conversion of notes - Numerator for diluted income (loss) per share	$9,753	$(3,037)	$11,563	$9,658

GAAP weighted average outstanding diluted shares	192,195	186,639	191,315	186,513

Adjustments:
Dilutive stock options	-	-	-	-
Assumed conversion of 1.50% convertible notes	30,144	-	-	-
Pro forma weighted average outstanding diluted shares	222,339	186,639	191,315	186,513

Pro forma net income (loss) per share, diluted	$0.04	$(0.02)	$0.06	$0.05

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2005 (Unaudited)	March 31, 2005 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$59,972	$26,016
Short-term investments	76,574	134,828
Accounts receivable, net	88,975	74,545
Inventories	92,793	75,090
Other current assets	15,203	15,970
Total current assets	333,517	326,449

Property and equipment, net	339,663	339,624
Goodwill	119,709	119,694
Investment in Jazz Semiconductor, Inc.	59,265	59,265
Long-term investments	271	365
Intangible assets, net	11,464	11,316
Other assets	2,651	3,033
Total assets	$866,540	$859,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$76,933	$74,684
Other short-term liabilities, net	89	4,968
Total current liabilities	77,022	79,652

Long-term debt, net	226,520	226,168
Other long-term liabilities	5,672	5,876
Total liabilities	309,214	311,696

Shareholders' equity:
Total shareholders' equity	557,326	548,050

Total liabilities and shareholders' equity	$866,540	$859,746